                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 5, 2003
                                                           ------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                            1-4174                  73-0569878
   --------                         ------------           -------------------
 (State or other                    (Commission             (I.R.S. Employer
 jurisdiction of                    File Number)           Identification No.)
 incorporation)



One Williams Center, Tulsa, Oklahoma                               74172
------------------------------------                             ----------
(Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events.


         On June 5, 2003, Northwest Pipeline Corporation ("Northwest Pipeline"), a subsidiary of The Williams Companies, Inc. ("Williams") announced that it had successfully completed its offer to exchange its 8.125 percent Exchange Senior Notes due March 1, 2010, which are registered under the Securities Act of 1933, for outstanding 8.125 percent Series A Senior Notes due March 1, 2010, that were issued in a private offering on March 4, 2003. At the time of the issuance of the Series A Senior Notes in March, Northwest Pipeline agreed to exchange them for registered notes. At the close of business on June 3, 2003, $174.9 million, or approximately 99.9 percent, of the 8.125 percent Series A Senior Notes had been tendered for exchange for a like amount of the new 8.125 percent Exchange Senior Notes pursuant to Northwest Pipeline's exchange offer. The exchange offer expired at 5 p.m. Eastern time on Wednesday, May 28, 2003. The terms of the new Exchange Senior Notes are substantially identical to the terms of the Series A Senior Notes issued in March 2003, except that the Exchange Senior Notes have been registered under the Securities Act of 1933, and the transfer restrictions, registration rights and liquidated damages provisions relating to the Series A Senior Notes do not apply to the Exchange Senior Notes.

         Also on June 5, 2003, Williams announced that it had priced its previously announced underwritten public offering of senior unsecured notes due 2010. The size of the offering was increased to $800 million from the previously announced $500 million. The notes, scheduled to be delivered on June 10, were priced at par to yield 8.625 percent. The notes will be issued under the company's $3 billion shelf registration statement on Form S-3. The company will use the net proceeds from the offering to improve corporate liquidity, for general corporate purposes, and for payment of maturing debt obligations, including the partial repayment of the company's senior unsecured 9.25 percent notes due March 2004.

         On June 6, 2003, Williams announced that it had obtained a new $800 million cash-collateralized credit facility, primarily for the purpose of issuing letters of credit. The new credit facility replaced a $1.1 billion credit line entered into last summer that was comprised of a $700 million secured revolving facility and a $400 million secured letter of credit facility. The majority of the company's midstream gas and liquids assets were security for the previous agreement that has now been replaced by the new two-year, cash-collateralized $800 million agreement. The new agreement releases the midstream assets as collateral.

Item 7. Financial Statements and Exhibits.

         Williams files the following exhibits as part of this report:

         Exhibit 99.1 Copy of Williams' press release dated June 5, 2003, publicly reporting the matters discussed herein.

         Exhibit 99.2 Copy of Williams' press release dated June 5, 2003, publicly reporting the matters discussed herein.

         Exhibit 99.3 Copy of Williams' press release dated June 6, 2003, publicly reporting the matters discussed herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE WILLIAMS COMPANIES, INC.


Date: June 9, 2003                      /s/ William H. Gault
                                        -------------------------------------
                                        Name:     William H. Gault
                                        Title:    Assistant Secretary


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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
 99.1             Copy of Williams' press release dated June 5, 2003, publicly reporting the matters discussed herein.

 99.2 Copy of Williams' press release dated June 5, 2003, publicly reporting the matters discussed herein.

 99.3 Copy of Williams' press release dated June 6, 2003, publicly reporting the matters discussed herein.